Earnings Release Q2 2024	Exhibit 99.1
Coursera Reports Second Quarter 2024 Financial Results
•Surpassed more than 2 million enrollments in generative AI catalog created by trusted brands
•Launched a record number of entry-level Professional Certificates from leading industry partners

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera, Inc. (NYSE: COUR) today announced financial results for its second quarter ended June 30, 2024.

“We are excited to surpass more than two million enrollments in our generative AI catalog of courses, credentials, and hands-on projects created by the world’s top technology companies and research universities,” said Coursera CEO Jeff Maggioncalda. “Individuals and institutions are looking to harness the potential of emerging technologies. With our global scale, trusted brands, and focus on high-quality credentials, we are creating a leading destination for learners looking to discover, develop, and demonstrate generative AI skills for career advancement.”

Financial Highlights for Second Quarter 2024
•Total revenue was $170.3 million, up 11% from $153.7 million a year ago.
•Gross profit was $90.2 million or 53% of revenue, compared to $79.7 million or 52% of revenue a year ago. Non-GAAP gross profit was $92.3 million or 54% of revenue, compared to $81.9 million or 53% of revenue a year ago.
•Net loss was $(23.0) million or (13.5)% of revenue, compared to $(31.7) million or (20.7)% of revenue a year ago. Non-GAAP net income was $13.8 million or 8.1% of revenue, compared to a non-GAAP net loss of $(0.3) million or (0.2)% of revenue a year ago.
•Net loss per share was $(0.15), compared to $(0.21) a year ago. Non-GAAP net income per share was $0.09, compared to $0.00 a year ago.
•Adjusted EBITDA was $10.4 million or 6.1% of revenue, compared to $(2.9) million or (1.9)% of revenue a year ago.
•Net cash provided by operating activities was $23.9 million, compared to a use of $(6.4) million a year ago. Free Cash Flow was $17.0 million, compared to $(12.2) million a year ago.

“I am pleased with our second quarter results, delivering growth across our segments with strong operating leverage and cash flow performance,” said Ken Hahn, Coursera’s CFO. “As we enter the second half, we are focused on execution of our key growth initiatives, while delivering on our annual EBITDA margin commitment of approximately four percent.”

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Operating Segment Highlights for Second Quarter 2024
•Consumer revenue was $97.3 million, up 12% from a year ago on growth in Coursera Plus amid demand for entry-level Professional Certificates and generative AI credentials. Segment gross margin was $52.4 million, or 54% of Consumer revenue, compared to 52% a year ago. We added approximately 7 million new registered learners during the quarter for a total of 155 million.
•Enterprise revenue was $58.7 million, up 8% from a year ago on growth across our business, campus, and government verticals. The total number of Paid Enterprise Customers increased to 1,511, up 17% from a year ago. Segment gross margin was $39.9 million, or 68% of Enterprise revenue, compared to 71% a year ago. Our Net Retention Rate for Paid Enterprise Customers was 93%.
•Degrees revenue was $14.3 million, up 14% from a year ago on scaling of new programs. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 22,600, up 19% from a year ago.

All key business metrics are as of June 30, 2024. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Earnings Release Q2 2024

Content, Customer, and Platform Highlights

Content and Credentials:
•Launched a record number of entry-level Professional Certificates from leading industry partners like Google Cloud, IBM, Meta, and Microsoft that equip learners with the essential skills needed to start a high-demand career in the technology industry.
•Enhanced eight existing IBM, Meta, and Microsoft entry-level Professional Certificates with job-relevant generative AI content to ensure these credentials, which have collectively reached more than 1.7 million learners, keep pace with the rapidly changing labor market and emerging skill requirements.
•Announced a master's in computer science degree program from new partner, Clemson University, that has performance-based admissions, an AI-focused curriculum, and an affordable tuition.

Enterprise Customers:
•Coursera for Business partnered with Dow to deploy, among others, generative AI and leadership training designed to empower employee's career advancement, fill critical knowledge gaps, and use AI technology responsibly, with 80% of their IT workforce engaged and plans to broaden access across the organization in 2024.
•Coursera for Government partnered with a Qatari-based foundation, Education Above All Foundation, for women and girls in Afghanistan. The initiative aims to provide learning programs for thousands of Afghan women and girls over the next three years.
•Coursera for Campus enabled higher education institutions across the Asia Pacific region to offer online learning and industry content and credentials for academic credit, including King Mongkut's University of Technology Thonburi (Thailand), Universitas Indonesia (Indonesia), Universitas Katolik Indonesia Atma Jaya (Indonesia), and Van Lang University (Vietnam).

Learning Platform:
•Launched a new suite of generative AI-powered academic integrity features to help universities scale their ability to create and grade assessments, enhance learning and evaluations, deter AI-assisted cheating, and meet the rigorous standards required for academic credit.
•Announced general availability of Coursera Coach, our interactive, AI-powered guide, for paid Consumer and Enterprise learners, with an updated visual identify and optimized experience that seamlessly integrates Coursera Coach throughout the learner journey.
•Expanded our GenAI Academy with GenAI for Teams, a new catalog of skills training and credentials from leading industry brands and university partners that offers curated, role-specific programs by business function, such as data science, product, and marketing.

Highlights reflect developments since March 31, 2024 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Share Repurchase Program

We are pleased to have completed our previously announced $95 million share repurchase authorization, executing the program in a manner consistent with the Company’s capital allocation strategy, which prioritizes long-term growth opportunities and strategic optionality. During the second quarter of 2024, we repurchased 2.7 million shares at an average price of $11.47 per share for a total amount of $30.6 million, excluding commissions.

Financial Outlook

•Third quarter 2024:
◦Revenue in the range of $171 to $175 million
◦Adjusted EBITDA in the range of $0 to $4 million

Earnings Release Q2 2024
•Full year 2024:
◦Revenue in the range of $695 to $705 million
◦Adjusted EBITDA in the range of $24 to $28 million, reaffirming our Adjusted EBITDA margin outlook of approximately 4%

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (Adjusted EBITDA) to the corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its second quarter 2024 performance today, July 25, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on our investor relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission (“SEC”), press releases, company blog posts, public conference calls, and webcasts, as well as via Coursera’s investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 155 million registered learners as of June 30, 2024. Coursera partners with over 325 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a Delaware public benefit corporation and a B Corp in February 2021.

Contacts

For investors: Cam Carey, ir@coursera.org

For media: Arunav Sinha, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Earnings Release Q2 2024

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (“NRR”) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” for a period by starting with the ARR from all Paid Enterprise Customers as of the 12 months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end (“Current Period ARR”). Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing 12 months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period that are matriculated in a degree program and enrolled in one or more related courses, including students enrolled within any wind-down or teach-out periods of existing programs. When a degree term spans more than one fiscal quarter, we count the student for each of those quarters within the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in a degree program but are not enrolled in a related course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools.

Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) Per Share

We define non-GAAP gross profit and non-GAAP net income (loss) as GAAP gross profit and GAAP net loss excluding: (1) stock-based compensation expense; (2) amortization of stock-based compensation expense capitalized as internal-use software costs; (3) payroll tax expense related to stock-based compensation; (4) merger and acquisition (“M&A”) related transaction costs; (5) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (6) restructuring related charges. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the diluted weighted average shares of common stock outstanding. We believe the presentation of these adjusted operating results provides useful supplemental information to investors and facilitates the analysis and comparison of our operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our GAAP net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) income tax expense; (4) other expense (income), net; (5) stock-based compensation expense; (6) payroll tax expense related to stock-based compensation; (7) M&A related transaction costs; (8) costs and settlement (gains) losses related to significant and non-recurring legal matters, net of insurance recoveries; and (9) restructuring related charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Earnings Release Q2 2024

Free Cash Flow

We define Free Cash Flow as net cash provided by (used in) operating activities, less purchases of property, equipment, and software, capitalized internal-use software costs, and purchases of content assets as we consider these capital expenditures necessary to support our ongoing operations. Current and prior period Free Cash Flow amounts reported herein reflect the previously disclosed change to our definition of Free Cash Flow to include purchases of content assets.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “design”, “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “mission,” “need”, “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our ability to enable a new era of education to better meet the needs of a changing global workforce; our belief regarding the accessibility of high quality education to learners anywhere in the world, including through the acceleration of our machine-learning translation initiative to meet the needs of learners coming to Coursera; the expected benefits of our differentiated catalog of high-quality, branded industry micro-credentials and its anticipated impact on our financial performance; our ability to invest in our platform’s multiple growth opportunities while demonstrating leverage and scale in our operating model; the anticipated features and benefits of our AI initiatives, expanded talent and skills development partnerships, new certificate and degree programs and partnerships, and our learning platform and offerings (including our machine-learning translation initiative, credit recommendations, new degree pathways, Coursera Coach, and Course Builder); our mission to provide universal access to world-class learning; the demand for online learning; anticipated features and benefits of our customer and educator partner relationships and our content and platform offerings; the anticipated utility of our non-GAAP financial measures; anticipated growth rates; and our financial outlook, future financial and operational performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to attract, engage, and retain learners; our ability to increase sales of our offerings; our limited operating history; the relative nascency of online learning solutions and generative AI; risks related to market acceptance and demand for our offerings; our ability to maintain and expand our existing educator partner relationships and to develop new partnerships; our dependence on our educator partners’ content; risks related to our AI innovations and AI generally; our ability to compete effectively; adverse impacts on our business and financial condition due to macroeconomic or market conditions; our ability to manage our growth; regulatory matters impacting us or our educator partners; risks related to intellectual property; cybersecurity and privacy risks and regulations; potential disruptions to our platform; risks related to operations, regulatory, economic, and geopolitical conditions, current and future legal proceedings, the impact of actions to improve operational efficiencies and operating costs, our history of net losses and ability to achieve or sustain profitability, pandemics or similar widespread health crises, and our status as a certified B Corp, as well as the risks and uncertainties discussed in our most recently filed periodic reports on Forms 10-K and 10-Q and subsequent filings and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Earnings Release Q2 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$170,337	$153,702	$339,405	$301,344
Cost of revenue(1)	80,162	74,001	159,733	144,175
Gross profit	90,175	79,701	179,672	157,169
Operating expenses:
Research and development(1)	33,701	41,286	68,311	85,095
Sales and marketing(1)	58,069	52,001	115,654	104,873
General and administrative(1)	29,570	24,937	54,513	50,460
Restructuring related charges(1)	44	(147)	2,145	(5,806)
Total operating expenses	121,384	118,077	240,623	234,622
Loss from operations	(31,209)	(38,376)	(60,951)	(77,453)
Other income, net:
Interest income, net	9,286	8,240	18,869	16,277
Other (expense) income, net	(21)	(8)	(306)	94
Loss before income taxes	(21,944)	(30,144)	(42,388)	(61,082)
Income tax expense	1,030	1,599	1,842	3,025
Net loss	$(22,974)	$(31,743)	$(44,230)	$(64,107)
Net loss per share—basic and diluted	$(0.15)	$(0.21)	$(0.28)	$(0.43)
Weighted average shares used in computing net loss per share—basic and diluted	156,292,508	150,262,064	156,335,959	149,621,816
(1)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$710	$914	$1,369	$1,791
Research and development	10,873	13,303	21,874	26,768
Sales and marketing	8,520	7,499	16,442	15,856
General and administrative	9,913	7,609	18,188	15,240
Restructuring related charges	—	(17)	—	(5,605)
Total stock-based compensation expense	$30,016	$29,308	$57,873	$54,050

Earnings Release Q2 2024
Coursera Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$708,761	$656,321
Marketable securities	—	65,746
Accounts receivable, net	57,734	67,418
Deferred costs, net	25,679	26,387
Prepaid expenses and other current assets	28,515	16,614
Total current assets	820,689	832,486
Property, equipment, and software, net	33,068	30,408
Operating lease right-of-use assets	1,992	4,739
Intangible assets, net	14,953	11,720
Other assets	33,662	41,180
Total assets	$904,364	$920,533

Liabilities and Stockholders’ Equity
Current liabilities:
Educator partners payable	$100,919	$101,041
Other accounts payable and accrued expenses	20,992	23,456
Accrued compensation and benefits	22,638	22,281
Operating lease liabilities, current	2,426	6,557
Deferred revenue, current	156,692	137,229
Other current liabilities	12,237	7,696
Total current liabilities	315,904	298,260
Operating lease liabilities, non-current	—	39
Deferred revenue, non-current	1,759	2,861
Other liabilities	1,527	3,179
Total liabilities	319,190	304,339
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	1,489,751	1,459,964
Treasury stock, at cost	(79,672)	(63,154)
Accumulated other comprehensive income	—	59
Accumulated deficit	(824,907)	(780,677)
Total stockholders’ equity	585,174	616,194
Total liabilities and stockholders’ equity	$904,364	$920,533

Earnings Release Q2 2024
Coursera Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(44,230)	$(64,107)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,625	10,842
Stock-based compensation expense	57,873	54,050
Accretion of marketable securities	(235)	(9,413)
Impairment of long-lived assets	—	1,275
Other	876	202
Changes in operating assets and liabilities:
Accounts receivable, net	8,730	(19,686)
Prepaid expenses and other assets	(3,678)	(14,269)
Operating lease right-of-use assets	2,747	2,407
Accounts payable and accrued expenses	(3,848)	15,863
Accrued compensation and other liabilities	3,250	2,259
Operating lease liabilities	(4,170)	(4,139)
Deferred revenue	18,361	23,037
Net cash provided by (used in) operating activities	48,301	(1,679)
Cash flows from investing activities:
Purchases of marketable securities	—	(121,756)
Proceeds from maturities of marketable securities	66,000	235,000
Purchases of property, equipment, and software	(310)	(721)
Capitalized internal-use software costs	(8,668)	(7,604)
Purchases of content assets	(4,187)	(1,300)
Net cash provided by investing activities	52,835	103,619
Cash flows from financing activities:
Proceeds from exercise of stock options	5,508	14,114
Proceeds from employee stock purchase plan	3,816	3,530
Payments for repurchases of common stock	(36,705)	(53,066)
Payments for tax withholding on vesting of restricted stock units	(21,313)	(24,855)
Net cash used in financing activities	(48,694)	(60,277)
Net increase in cash, cash equivalents, and restricted cash	52,442	41,663
Cash, cash equivalents, and restricted cash—Beginning of period	658,086	322,878
Cash, cash equivalents, and restricted cash—End of period	$710,528	$364,541

Earnings Release Q2 2024
Coursera Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Gross profit	$90,175	$79,701	$179,672	$157,169
Stock-based compensation expense	710	914	1,369	1,791
Amortization of stock-based compensation capitalized as internal-use software costs	1,424	1,217	2,901	2,386
Payroll tax expense related to stock-based compensation	22	26	68	76
Non-GAAP gross profit	$92,331	$81,858	$184,010	$161,422

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(22,974)	$(31,743)	$(44,230)	$(64,107)
Stock-based compensation expense	30,016	29,325	57,873	59,655
Amortization of stock-based compensation capitalized as internal-use software costs	1,424	1,217	2,901	2,386
Payroll tax expense related to stock-based compensation	640	1,014	2,381	2,377
M&A related transaction costs	3,369	—	3,369	—
Significant and non-recurring legal matters	1,259	—	1,259	—
Restructuring related charges	44	(147)	2,145	(5,806)
Non-GAAP net income (loss)	$13,778	$(334)	$25,698	$(5,495)
Weighted-average shares used in computing net loss per share—basic	156,292,508	150,262,064	156,335,959	149,621,816
Effect of dilutive securities(2)	4,674,908	—	9,044,276	—
Weighted-average shares used in computing non-GAAP net income (loss) per share—diluted	160,967,416	150,262,064	165,380,235	149,621,816
Net loss per share—basic and diluted	$(0.15)	$(0.21)	$(0.28)	$(0.43)
Non-GAAP net income (loss) per share—diluted	$0.09	$—	$0.16	$(0.04)
(2) For periods presented with a non-GAAP net loss, we have excluded the effect of potentially dilutive securities as their inclusion would be anti-dilutive.

Earnings Release Q2 2024

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(22,974)	$(31,743)	$(44,230)	$(64,107)
Depreciation and amortization	6,269	5,331	12,625	10,842
Interest income, net	(9,286)	(8,240)	(18,869)	(16,277)
Income tax expense	1,030	1,599	1,842	3,025
Other expense (income), net	21	8	306	(94)
Stock-based compensation expense	30,016	29,325	57,873	59,655
Payroll tax expense related to stock-based compensation	640	1,014	2,381	2,377
M&A related transaction costs	3,369	—	3,369	—
Significant and non-recurring legal matters	1,259	—	1,259	—
Restructuring related charges	44	(147)	2,145	(5,806)
Adjusted EBITDA	$10,388	$(2,853)	$18,701	$(10,385)

Net loss margin	(13)%	(21)%	(13)%	(21)%
Adjusted EBITDA Margin	6%	(2)%	6%	(3)%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities(3)	$23,851	$(6,371)	$48,301	$(1,679)
Less: purchases of property, equipment, and software	(176)	(423)	(310)	(721)
Less: capitalized internal-use software costs	(4,598)	(4,742)	(8,668)	(7,604)
Previously reported Free Cash Flow		(11,536)		(10,004)
Less: purchases of content assets	(2,034)	(676)	(4,187)	(1,300)
Free Cash Flow	$17,043	$(12,212)	$35,136	$(11,304)
(3) The six months ended June 30, 2024 and 2023 include $2.1 million and $5.1 million in cash payments for restructuring related charges. Related cash payments made during the three months ended June 30, 2024 and 2023 were immaterial.